UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2014

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 21, 2014, Andrew D. Lipman resigned from the Board of Directors of The Management Network Group, Inc. (the "Company") effective immediately.  Mr. Lipman had no disagreements with the Company regarding any matter related to the Company's operations, policies or practices.

(c)(1)  On January 15, 2014, the Company’s Board of Directors appointed Susan Simmons to serve as the Company’s Chief Operating Officer.  Ms. Simmons was most recently Senior Vice President and Managing Director of the Company’s CSMG strategy practice.

(2) The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K regarding Ms. Simmons is contained in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 29, 2013 under the captions "Executive Officers" and "Certain Relationships and Related Transactions" and is incorporated by reference herein.

(3) Ms. Simmons did not enter into any material plan, contract or arrangement or any material amendment thereto, or receive any grant or award under any such plan, contract or arrangement, in connection with her change in officer status as described above.

Item 7.01             Regulation FD Disclosure.

On January 22, 2014, the Company issued a press release announcing the officer appointment described under Item 5.02(c) above.  The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.                                Description

99.1	Press Release dated January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President and Chief Financial Officer

Date: January 22, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 22, 2014